Promissory Note

FOR VALUE RECEIVED, Digiliti Money, Inc. a Delaware corporation (“Borrower”), having an office at Southwest Tech Center A, 18671 Lake Drive East, Minneapolis, MN 55317 , unconditionally promises to pay to the order of James L. Davis (“Lender”), with an office at 6446 Flying Cloud Drive, Eden Prairie, MN 55344 the principal sum of One Hundred Fifty Thousand Dollars ($150,000) (the “Loan”) outstanding hereunder together with all accrued interest thereon, as provided in this Promissory Note (the “Note”).

1. Repayment. This Note shall be repaid in six monthly installments of $25,726.82, which includes interest. Unless Lender otherwise designates in writing to the Borrower, such monthly installment shall be paid to KLC Financial on behalf of Lender

2. Payments. Payments made under this Note shall be in accordance with the following:

2.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America.

2.2 Application of Payments. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to collection expenses due hereunder, then to interest due and payable but not yet paid, and the remainder, if any, to principal.

3. Interest. Interest under this Note shall be as follows:

3.1 Interest Rate. If any portion of this Note is not paid when due, Borrower shall pay interest to Lender on the unpaid principal amount of the Loan outstanding hereunder, accruing from the date such payment was due to the date on which the entire principal sum hereof has been paid in full, computed on the basis of the actual number of days elapsed in a 365 day year, at a rate per annum which shall be equal to 10%, compounded annually as of the last day of each calendar year. In no event shall interest exceed the maximum legal rate permitted by law.

3.2 Interest Payable. Any interest which shall become payable pursuant to Section 3.1 shall be payable ON DEMAND. Borrower may make whole or partial interest payments at any time prior to demand, without penalty and without affecting any other provisions of this Note.

4. Representations and Warranties of Borrower. Borrower hereby represents and warrants as of the date of this Note, as follows:

4.1 Existence. Borrower is a corporation duly incorporated/, validly existing and in good standing under the laws of its state of organization.

4.2 Power and Authority. Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

4.3 Authorization, Execution and Delivery. The execution and delivery of this Note by Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. Borrower has duly executed and delivered this Note.

4.4 Enforceability. This Note is a valid, legal and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for Borrower to execute, deliver, or perform any of its obligations under this Note.

4.6 No Violations. The execution and delivery of this Note and the consummation by Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of Borrower’s organizational documents; (b) violate any law or order applicable to Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which Borrower may be bound.

5. Representations and Warranties of Lender. Lender hereby represents and warrants as of the date of this Note, as follows:

5.1 Acquisition of Securities. Lender is acquiring the warrant (“Warrant”) referred to herein and common stock (“Common Stock”) received upon exercise of the warrant (the “Underlying Shares,” and together with the Warrants, the “Securities”) as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities. Lender understands that the Common Stock, Warrant and Underlying Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities in violation of the Securities Act or any applicable state securities law.

5.2 Accredited Investor. At the time such Lender was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises the Warrant, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

5.3 Legend. Lender acknowledges the Warrant and Underlying Shares will include an appropriate legend identifying the Securities as restricted securities.

6. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

6.1 Failure to Pay. The Borrower fails to pay any monthly installment when due and such failure continues for 5 days after written notice to the Borrower.

6.2 Bankruptcy.

(a) the Borrower commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors; or

(b) there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 6.2(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 30 days

7. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may at its option, by written notice to the Borrower declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable provided, however that, if an Event of Default described in Section 6.2 shall occur, the principal of and accrued interest on this Note shall become immediately due and payable without any notice, declaration or other act on the part of the Lender.

8. Miscellaneous. Lender and Borrower further agree as follows:

8.1 Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing at the addresses set forth above of this Note or such other address as either Borrower or Lender may from time to time specify in writing. Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day). Notices sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

8.2 Warrants. As an additional inducement to Lender to advance amounts hereunder, Borrower shall issue to Lender a warrant to acquire 47,319 shares of Borrower’s common stock at 3.17 per share. Such warrants shall be exercisable for five years from the date of issuance and shall be on Borrower’s standard form.

8.3 Origination Fee. Borrower shall pay Lender’s origination fee in the amount of $12,970.00 to KLC Financial.

8.4 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Minnesota, excluding its conflicts of law provisions.

8.5 Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

8.6 Counterparts, Integration, Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

8.7 Successors and Assigns. This Note may not be assigned, transferred or negotiated by Lender to any entity without the consent of Borrower. Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Lender. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

8.8 Amendment and Waiver. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.9 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

8.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.11 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note as of June 30, 2017.

Digiliti Money, Inc., as Borrower

By:	/s/ Bryan Meier
Name:	Bryan Meier
Title:	CFO

By:	/s/ James L. Davis
Name:	James L. Davis